EXHIBIT 1-B

                        ASTRA STRATEGIC INVESTMENT SERIES
             (FORMERLY KNOWN AS PILGRIM STRATEGIC INVESTMENT SERIES)

               AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST

     The following resolution was passed by the Board of Trustees on March 17, 1995, and such resolution is in full force and effect:

                  WHEREAS, paragraph 9.10 of an Acquisition Agreement, dated December 7, 1994, among Express America Holdings Corporation, Pilgrim Group Inc., Pilgrim Management Corporation, Pilgrim Distributors Corp. and Palomba Weingarten, provides that each of the Non-Acquired Funds concurrently with and conditional upon the closing of the transactions contemplated by the Acquisition Agreement shall change its name to a name which shall not include the word "Pilgrim";

                  WHEREAS, Pilgrim Adjustable U.S. Government Securities Trust I, Pilgrim Adjustable U.S. Government Securities Trust I-A, Pilgrim Adjustable U.S. Government Securities Trust II, Pilgrim Adjustable U.S. Government Securities Trust III, Pilgrim Adjustable U.S. Government Securities Trust IV, Pilgrim Adjustable Rate Securities Trust I, Pilgrim Adjustable Rate Securities Trust I-A, Pilgrim Adjustable Rate Securities Trust II, Pilgrim Adjustable Rate Securities Trust III and Pilgrim Adjustable Rate Securities Trust IV, series of Pilgrim Strategic Investment Series ("PSIS" or the "Trust") (collectively, the "Pilgrim ARM Funds") are deemed to be Non-Acquired Funds as set forth in Schedule 7.7 to the Acquisition Agreement;

                  WHEREAS, Article IX, Section 8, of the Trust's Agreement and Declaration of Trust authorizes the Trustees to amend the Agreement and Declaration of Trust for the purpose of changing the name of the Trust without authorization by shareholder vote;

                  WHEREAS, the Trustees deem it advisable to change the Trust's name from Pilgrim Strategic Investment Series to Astra Strategic Investment Series and the name of the Pilgrim ARM Funds to Astra Adjustable U.S. Government Securities Trust I, Astra Adjustable U.S. Government Securities Trust I-A, Astra Adjustable U.S. Government Securities Trust II, Astra Adjustable U.S. Government Securities Trust III, Astra Adjustable U.S. Government Securities Trust IV, Astra Adjustable Rate Securities Trust I, Astra Adjustable Rate Securities Trust I-A, Astra Adjustable Rate Securities Trust II, Astra Adjustable Rate Securities Trust III and Astra Adjustable Rate Securities Trust IV;


                  NOW, THEREFORE, BE IT RESOLVED, that PSIS's name is hereby changed to Astra Strategic Investment Series, and the names of the Pilgrim ARM Funds are hereby changed to Astra Adjustable U.S. Government Securities Trust I, Astra Adjustable U.S. Government Securities Trust I-A, Astra Adjustable U.S.



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         Government Securities Trust II, Astra Adjustable U.S. Government
         Securities Trust III, Astra Adjustable U.S. Government Securities Trust IV, Astra Adjustable Rate Securities Trust I, Astra Adjustable Rate Securities Trust I-A, Astra Adjustable Rate Securities Trust II, Astra Adjustable Rate Securities Trust III and Astra Adjustable Rate Securities Trust IV, effective upon closing of the transactions contemplated by the Acquisition Agreement and Declaration of Trust is filed with the Secretary of State of the Commonwealth of Massachusetts; and

                  FURTHER RESOLVED, that the officers of the Trust are authorized to take all necessary steps to effect the name change, including amending the Trust's Agreement and Declaration of Trust.


                                                    By:  /s/ NANCY L. PEDEN
                                                         -----------------------
                                                         Nancy L. Peden
                                                         Secretary

Dated this 31st day of March, 1995